LitFunding Announces Results of Cost-Cutting Initiatives

Tuesday August 1, 6:00 am ET

LAS VEGAS--(BUSINESS WIRE)--Aug. 1, 2006--LitFunding Corp. (OTCBB: LFDG - News), a leading provider of litigation financing, today announced that the cost-cutting initiatives outlined to the shareholders nine months ago have been effectively accomplished. Key elements of these initiatives included a reduction of its work force by 60%, an approximate reduction of 52% of payroll, consolidation and relocation of its office facilities and the elimination of redundant outside services. As a result the company has been able to reduce its General and Administrative expenses by approximately 69%. During that same period of time, LitFunding Corp. acquired two wholly owned subsidiaries, Easy Money Express Inc. and Global Universal Film Group Inc.

"As a result of these measures, we have improved the productivity of our organization," stated Morton Reed, president and chief executive officer of LitFunding. "While these cost-reducing measures were difficult to implement, the overall result is that we have streamlined our ability to serve our customers. We are now positioned to grow our core business as well as fully develop our pay day loan business under the banner of Easy Money Express."

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements regarding anticipating benefits of these organizational changes. These forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect LitFunding's actual results include, but are not limited to, the detailed description of the risks facing our business described in the "risk factors" in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended Dec. 31, 2005. All forward-looking statements included in this release are based upon information available to LitFunding Corp. as of the date of the release, and we assume no obligation to update any such forward-looking statement.

Contact:

LitFunding Corp., Las Vegas

Michelle DeMuth, 702-898-8388